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                                                                    EXHIBIT 99.1

[MSX INTERNATIONAL LOGO]

FOR IMMEDIATE RELEASE                           Bruce Wagner - Media
DATE:  JANUARY 5, 2000                          MSX INTERNATIONAL, INC.
                                                248-844-4129
                                                BWAGNER@MSXI.COM

                                                David Crittenden - Financial
                                                MSX INTERNATIONAL, INC.
                                                248-299-1077
                                                DCRITTENDEN@MSXI.COM

                                                MARIA TERESA SOLDATI - ITALY
                                                SATIZ S.P.A
                                                39-011-6866592
                                                MARIATERESA.SOLDATI@SATIZ.IT


MSX INTERNATIONAL, INC. ACQUIRES SATIZ S.P.A., AN ITALIAN TECHNICAL SERVICES COMPANY, FROM FIAT

AUBURN HILLS, MICHIGAN, DATE (1/5/00) -- MSX International, Inc. today announced that it has acquired Satiz S.p.A., a subsidiary of Fiat, S.p.A. The company, headquartered in Turin, Italy, specializes in magazine and technical publishing including translation services, graphics, document systems, warehouse and distribution services, and events. The company was founded in 1934 and became the publishing center for the Fiat Group in 1994, which retains a minority interest. It employs over 500 people with annual revenues over $120 million (240 billion lira).

"This acquisition gives MSX International a platform for its technical publishing business services in Italy, and it further expands our capabilities elsewhere in Europe," said Bill Billig, chairman and chief executive officer of MSX International.

The services provided by Satiz are complementary in scope to several MSX International business units. MSX International's Business, Technology and Staffing Services Division delivers a complete range of publishing, staffing and other technology-based business services to customers globally. This includes global sourcing for technical staffing requirements, enhanced by MSX International's recent investment in Quandoccorre S.r.l. and Quandoccorre Interinale S.p.A., which are also based in Turin.

"Becoming part of a prestigious group such as MSX International is evidence of our first-rate business success in recent years and our commitment to build our business on a global basis," said Mr. Quadrino, Managing Director of Satiz.

Complementary services between MSX International and Satiz include: Internet and Intranet-enabled publishing and document delivery services, training services, global supplier networking, just-in-time document delivery to Europe, Asia and the Americas, and technologies for improving customer satisfaction.

MSX International is a leading, global provider of technology-driven engineering, business, and specialized staffing services. MSX International's services enable customers to significantly improve their business performance by adding value and helping them to achieve a competitive advantage.


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With annual sales exceeding $1 billion, MSX International employs more than
12,000 professional staff and contract personnel at over 60 operating locations in 23 countries worldwide. MSX International offers its customers a wide range of technology-driven services, both on-site and off-site, including product engineering and manufacturing engineering; contract and temporary staffing; training; purchasing support; marketing support; electronic document and information storage and retrieval; process improvement consulting; and web and information technology services.

MSX International's headquarters is in Auburn Hills, Michigan. Visit MSX International's Web site at http://www.msxi.com. MSX International's news releases are also available at http://www.prnewswire.com.

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This document contains statements that constitute "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which are beyond the control of management. These important factors are discussed in MSX International's filings with the Securities and Exchange Commission.


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